EXHIBIT NO. 11
                    COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER COMMON SHARE-PRIMARY
                                 (In Thousands)


                                                 THIRTEEN WEEKS ENDED
                                                 APRIL 4,     MARCH 29,
                                                   1997         1996
                                                 -------      --------

Weighted average shares outstanding              23,865        22,977

Net effect of dilutive stock
 options--based on the treasury
 stock method using average market price            809         1,479
                                                 -------      --------
Common and common equivalent
 shares outstanding                              24,674        24,456
                                                ========      ========


                                 EXHIBIT NO. 11
                    COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
             COMPUTATION OF EARNINGS PER COMMON SHARE-FULLY DILUTED
                      (In Thousands Except Per Share Data)

                                                 THIRTEEN WEEKS ENDED
                                                 APRIL 4,     MARCH 29,
                                                   1997         1996
                                                 -------      -------

Shares outstanding                               23,885       23,088

Net effect of dilutive stock options -
 based on the treasury stock method
 using the greater of month-end market
 price or average market price                      809        1,563
                                                 -------      -------
Totals                                           24,694       24,651
                                                 =======      =======

                   * * * * *

Income from continuing operations                $4,473       $3,911
Discontinued operations
  Loss from operations                             (333)        (264)
  Loss on disposal                               (1,729)           -
                                                 -------      -------
Net Income                                       $2,411       $3,911
                                                 =======      =======

Income from continuing operations                $ 0.18       $ 0.17
Discontinued Operations
  Loss from operations                            (0.01)       (0.01)
  Loss on disposal                                (0.07)           -
                                                 -------      -------
Net Income                                       $ 0.10       $ 0.16
                                                 =======      =======